Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Ampex Corporation:

We hereby consent to the incorporation by reference in (i) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-77664), (ii) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-92640), (iii) the Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement of Ampex Corporation (File No. 33-91312), (iv) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-66789), and (v) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-85605), (vi) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-05623), (vii) Post-Effective Amendment No. 1 on Form S-3 to Form S-8 Registration Statement of Ampex Corporation (File No. 333-05623), (viii) Post-Effective Amendment No. 1 to Form S-3 Registration Statement of Ampex Corporation (File No. 333-85605), (ix) Registration Statement of Ampex Corporation Form S-8 (File No. 333-41652), (x) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-81534) and (xi) Registration Statement of Ampex Corporation on Form S-2 (File No. 333-88890), of Ampex Corporation of our report dated April 15, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP

San Jose, California

April 19, 2005